Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 6, 2020, Harsco Corporation (the "Company" or "Harsco") completed the previously announced acquisition of the Environmental Solutions business ("ESOL") from Stericycle, Inc. (the "Acquisition"). Under the terms of the Stock Purchase Agreement dated as of February 6, 2020 (the "Agreement"), the Company acquired ESOL for an aggregate purchase price of $462.5 million, subject to customary purchase price adjustments, including both working capital and indebtedness balances of ESOL at the time of closing. Total cash consideration transferred to the seller at closing was $438.8 million.

In addition, on March 31, 2020, the Company raised a new term loan facility of $280 million ("New Term Loan") as a new tranche under the existing Senior Secured Credit Facilities. The Company used the net proceeds from New Term Loan, along with borrowings under the Company's Revolving Credit Facility, to fund the Acquisition.

The following unaudited pro forma condensed consolidated financial statements of the Company, including the explanatory notes (collectively the “unaudited pro forma financial statements”), give effect to the Acquisition, the borrowings used to fund the Acquisition, the payment of associated transaction fees and expenses as if they occurred at earlier dates and the impact of prior significant transactions including the acquisition of CEHI Acquisition Corporation, a Delaware corporation ("Clean Earth") and related financing (collectively, the "Transactions"). The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2019 (the "unaudited pro forma statement of operations") give effect to the Transactions as if they had occurred on January 1, 2019, the first day of the year ended December 31, 2019. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 (the "unaudited pro forma balance sheet") combines the historical consolidated balance sheets giving effect to the Transactions as if they had occurred on December 31, 2019.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the Company’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma statement of operations and the unaudited pro forma balance sheet should be read in conjunction with the explanatory notes to the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements were based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•	Audited historical consolidated financial statements for the Company, and the related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019; and

•	Audited historical financial statements of ESOL and the related notes as of and for the twelve months ended December 31, 2019.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Transactions occurred on the dates indicated nor do they purport to project the results of operations or financial condition for any future period or as of any future date.

The accompanying unaudited pro forma financial statements of the Company have been prepared in accordance with Article 11 of Regulation S-X, in effect as of the date of the Acquisition. The Acquisition is considered a business combination and therefore will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805 – Business Combinations. The unaudited pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies that may result from the Acquisition.

The audited historical ESOL financial statements contain allocations of certain shared costs that reflect a portion of the functions performed by Stericycle, Inc., such as corporate finance, accounting, information services, human resources, legal, marketing, culture, corporate office and other services. Based on an analysis performed, the Company estimates the costs of such services to be approximately $16 million less on an annual basis due to expected cost synergies related to such corporate expense items, when the integration of the ESOL business is completed.  No assurance can be made that such cost savings can be realized.

Exhibit 99.2

HARSCO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2019

	Historical Harsco	Historical ESOL	Acquisition Adjustments		Financing Adjustments		Pro Forma
(in thousands)	As Reported	(Note 4)	(Note 6)		(Note 7)
ASSETS
Current assets:
Cash and cash equivalents	$57,259	$—	$(466,762)	(a)	$466,762	(a)	$57,259
Restricted cash	2,473	—	—		—		2,473
Trade accounts receivable, net	309,990	128,595	—		—		438,585
Other receivables	21,265	121	—		—		21,386
Inventories	156,991	4,695	—		—		161,686
Current portion of contract assets	31,166	—	—		—		31,166
Current portion of assets held-for-sale	22,093	—	—		—		22,093
Other current assets	51,575	2,041	(729)	(b)	—		52,887
Total current assets	652,812	135,452	(467,491)		466,762		787,535
Property, plant and equipment, net	561,786	74,966	25,334	(c)	—		662,086
Right-of-use assets, net	52,065	—	54,244	(d)	—		106,309
Goodwill	738,369	229,064	(86,756)	(e)	—		880,677
Intangible assets, net	299,082	180,571	(9,571)	(f)	—		470,082
Deferred income tax assets	14,288	—	(139)	(h)	—		14,149
Assets held-for-sale	32,029	—	—		—		32,029
Other assets	17,036	2,798	(2,446)	(b)	—		17,388
Total assets	$2,367,467	$622,851	$(486,825)		$466,762		$2,970,255
LIABILITIES
Current liabilities:
Short-term borrowings	$3,647	$—	$—		$—		$3,647
Current maturities of long-term debt	2,666	—	—		—		2,666
Accounts payable	176,755	37,456	(7,182)	(g)	—		207,029
Accrued compensation	37,992	5,831	—		—		43,823
Income taxes payable	18,692	—	—		—		18,692
Insurance liabilities	10,140	626	—		—		10,766
Current portion of advances on contracts	53,906	2,609	—		—		56,515
Current portion of operating lease liabilities	12,544	—	16,475	(d)	—		29,019
Current portion of liabilities of assets held-for-sale	11,344	—	—		—		11,344
Current portion of environmental liabilities	—	3,394	—		—		3,394
Other current liabilities	137,208	20,229	—		—		157,437
Total current liabilities	464,894	70,145	9,293		—		544,332
Long-term debt	775,498	—	—		466,762	(a)	1,242,260
Insurance liabilities	18,515	—	—		—		18,515
Retirement plan liabilities	189,954	—	—		—		189,954
Advances on contracts	6,408	—	—		—		6,408
Operating lease liabilities	36,974	—	38,187	(d)	—		75,161
Liabilities of assets held-for-sale	12,152	—	—		—		12,152
Deferred income taxes	—	22,473	16,144	(h)	—		38,617
Long-term environmental liabilities	—	24,817	—		—		24,817
Other liabilities	73,413	449	(24,660)	(h)	—		49,202
Total liabilities	1,577,808	117,884	38,964		466,762		2,201,418
COMMITMENTS AND CONTINGENCIES
HARSCO COPRORATION SOTCKHOLDERS' EQUITY
Preferred stock	—	—	—		—		—
Common stock	143,400	—	—		—		143,400
Additional paid-in capital	200,595	504,967	(504,967)	(i)	—		200,595
Accumulated other comprehensive loss	(587,622)	—	—		—		(587,622)
Retained earnings	1,824,100	—	(20,822)	(i)	—		1,803,278
Treasury stock	(838,893)	—	—		—		(838,893)
Total Harsco Corporation stockholders' equity	741,580	504,967	(525,789)		—		720,758
Noncontrolling interests	48,079	—	—		—		48,079
Total equity	789,659	504,967	(525,789)		—		768,837
Total liabilities and equity	$2,367,467	$622,851	$(486,825)		$466,762		$2,970,255

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Exhibit 99.2

HARSCO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical Harsco	Prior Significant Transactions	Historical ESOL	Acquisition Adjustments		Financing Adjustments		Pro Forma
(in thousands, except per share amounts)	As Reported	(Note 3)	(Note 4)	(Note 6)		(Note 7)
Revenues from continuing operations:
Service revenues	$1,081,473	$132,737	$553,517	$(4,521)	(j)	$—		$1,763,206
Product revenues	422,269	—	—	—		—		422,269
Total revenues	1,503,742	132,737	553,517	(4,521)		—		2,185,475
Costs and expenses from continuing operations:
Cost of services sold	839,156	99,512	463,921	1,619	(c) (f)	—		1,404,208
Cost of products sold	305,134	—	—	—		—		305,134
Selling, general and administrative expenses	252,970	10,009	100,281	(7,393)	(c) (g)	—		355,867
Research and development expenses	4,824	—	—	—		—		4,824
Other (income) expenses, net	(2,621)	130	462	—		—		(2,029)
Total costs and expenses	1,399,463	109,651	564,664	(5,774)		—		2,068,004
Operating income (loss) from continuing operations	104,279	23,086	(11,147)	1,253		—		117,471
Interest income	1,975	31	—	—		—		2,006
Interest expense	(36,586)	(18,169)	—	—		(21,759)	(b)	(76,514)
Unused debt commitment and amendment fees	(7,704)	—	—	—		—		(7,704)
Defined benefit pension expense	(5,493)	—	—	—		—		(5,493)
Income (loss) from continuing operations before income taxes and equity income	56,471	4,948	(11,147)	1,253		(21,759)		29,766
Income tax (expense) benefit from continuing operations	(20,214)	9,155	1,382	(317)	(k)	5,758	(c)	(4,236)
Equity in income of unconsolidated entities, net	273	—	—	—		—		273
Income (loss) from continuing operations	36,530	14,103	(9,765)	936		(16,001)		25,803
Less: Income from continuing operations attributable to noncontrolling interests	(8,299)	—	—	—		—		(8,299)
Income (loss) from continuing operations attributable to Harsco Corporation	$28,231	$14,103	$(9,765)	$936		$(16,001)		$17,504
Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.35							$0.22
Average number of shares outstanding used in basic earnings per share computation	79,632							79,632
Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.35							$0.22
Average number of shares outstanding used in basic earnings per share computation	81,375							81,375

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Exhibit 99.2

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE TRANSACTIONS

On April 6, 2020, Harsco completed the previously announced Acquisition of ESOL. Under the terms of the Agreement, the Company acquired ESOL for an aggregate purchase price of $462.5 million, subject to customary purchase price adjustments, including both working capital and indebtedness balances of ESOL at the time of closing. Total cash consideration transferred to the seller at closing was $438.8 million.

In addition, on March 31, 2020, the Company raised the New Term Loan as a new tranche under the existing Senior Secured Credit Facilities. The Company used net proceeds from New Term Loan, along with borrowings under the Company's Revolving Credit Facility, to fund the Acquisition.

In addition, the Company completed additional significant transactions during the year ended December 31, 2019 which are reflected in the unaudited pro forma financial statements. These prior significant transactions include the acquisition of Clean Earth and related financing transactions. See Note 3 - Prior Significant Transactions herein for additional information.

NOTE 2 - BASIS OF PRESENTATION

The unaudited pro forma financial statements of Harsco present the pro forma condensed financial position and results of operations of Harsco based upon the historical financial statements of Harsco and ESOL. The unaudited pro forma statement of operations give effect to the Transactions as if they had occurred on January 1, 2019, the first day of the year ended December 31, 2019. The unaudited pro forma balance sheet combines the historical consolidated balance sheets giving effect to the Transactions as if they had occurred on December 31, 2019.

The Acquisition is a business combination and therefore will be accounted for under the acquisition method of accounting under FASB ASC Topic 805 – Business Combinations. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on estimated fair values. Such valuations are based on available information and certain assumptions that the management of Harsco and ESOL believe are reasonable. The preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting, which will be based on the actual net tangible and identifiable intangible assets, may occur and these differences could be material. The differences, if any, could have a material impact on the unaudited pro forma financial statements and Harsco’s future results of operations and financial position.

The unaudited pro forma financial statements include certain reclassifications to align the historical presentation of ESOL with the presentation utilized by Harsco and certain adjustments to conform with the assets and liabilities acquired as part of the Agreement. See Note 4 – Historical ESOL herein for additional information on the adjustments and reclassifications. The unaudited pro forma statement of operations does not reflect the non-recurring expenses expected to be incurred in connection with the Transactions, including fees to be paid to attorneys, accountants and other professional advisors and other transaction-related costs that will not be capitalized. However, the impact of such expenses are reflected in the unaudited pro forma balance sheet as a decrease to retained earnings and a corresponding decrease in cash.

Further, the unaudited pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future costs savings from operating efficiencies or revenue synergies that may result from the Acquisition. As no assurance can be made that such cost savings will be realized, or the cost or growth synergies will be achieved, no adjustment has been made.

Exhibit 99.2

NOTE 3 - PRIOR SIGNIFICANT TRANSACTIONS

On June 28, 2019, the Company completed a private offering of $500 million aggregate principal amount of 5.75% Notes due 2027. Also on June 28, 2019, the Company completed the acquisition of all the issued and outstanding common stock of Clean Earth, pursuant to the terms of a stock purchase agreement, dated May 8, 2019, with Clean Earth, the holders of stock and options of Clean Earth and Compass Group Diversified Holdings LLC, a Delaware limited liability company, for an aggregate purchase price of approximately $625 million, subject to certain adjustments.

The full impact of the prior significant transactions is reflected in the historical amounts of the Company included as part of the unaudited pro forma balance sheet as of December 31, 2019. The historical amounts of the Company included as part of the unaudited pro forma statement of operations as of December 31, 2019 only reflect the prior significant transactions for the period from June 29, 2019 to December 31, 2019. Accordingly, the impact of the prior significant transactions for the period from January 1, 2019 to June 28, 2019 are reflected in the column, Prior Significant Transactions, on the unaudited pro forma statement of operations for the year ended December 31, 2019. A summary of these pro forma adjustments are as follows:

(in thousands)	Clean Earth Three Months Ended March 31, 2019		Clean Earth April 1, 2019 - June 28, 2019		Clean Earth Related Pro Forma Adjustments		Prior Significant Transactions
Service revenues	$63,632	(a)	$69,105	(b)	$—		$132,737
Costs and expenses from continuing operations:
Cost of services sold	50,583	(a)	49,369	(b)	(440)	(d)	99,512
Selling, general and administrative expenses	11,927	(a)	14,623	(b)	(16,541)	(d) (e)	10,009
Other (income) expenses, net	1	(a)	129	(b)	—		130
Total costs and expenses	62,511		64,121		(16,981)		109,651
Operating income (loss) from continuing operations	1,121		4,984		16,981		23,086
Interest income	12	(a)	19	(b)	—		31
Interest expense	(4,864)	(a)	(5,590)	(b)	(7,715)	(f)	(18,169)
Income (loss) from continuing operations before income taxes and equity income	(3,731)		(587)		9,266		4,948
Income tax (expense) benefit from continuing operations	1,021	(a)	10,586	(b)(c)	(2,452)	(g)	9,155
Income (loss) from continuing operations	$(2,710)		$9,999		$6,814		$14,103

(a) Represents historical Clean Earth for the three months ended March 31, 2019 as reported on the Company's Current Report on Form 8-K, dated July 5, 2019.
(b) Represents historical Clean Earth for period from April 1, 2019 through June 28, 2019 including immaterial reclassification adjustments consistent with those included on the Company's Current Report on Form 8-K, dated July 5, 2019.
(c) Includes tax benefits associated with the immediate vesting of stock options upon acquisition.
(d) Adjustments to reduce depreciation expense by $1.6 million ($1.3 million for Cost of services sold and $0.3 million for Selling, general and administrative costs) and increase amortization expense by $0.8 million as a result of the fair value adjustments to intangible assets as well as changes in useful lives.
(e) Adjustment to remove transaction costs representing professional fees paid in connection with the acquisition of Clean Earth of $16.3 million as there is no continuing impact of these transaction costs on Harsco’s results.
(f) An adjustment of $10.5 million was made to eliminate historical interest expense related to the Clean Earth debt that was extinguished prior to the consummation of the acquisition of Clean Earth. Additionally, includes adjustment to reflect additional interest expense associated with the borrowings used to fund the Clean Earth acquisition of $18.2 million calculated using the blended interest rate of 5.41%. Based upon the the borrowings to fund the Clean Earth acquisition, a 0.125% change to the interest rate would result in an increase or decrease to interest expense of approximately $0.5 million annually.
(g) Adjustments to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 26.5%.

A further discussion of the prior significant transactions is included on the Company's Current Report on Form 8-K, dated July 5, 2019.

Exhibit 99.2

NOTE 4 - HISTORICAL ESOL

Certain reclassifications have been made to align the historical presentation of ESOL with the presentation utilized by Harsco within the unaudited pro forma financial statements and certain adjustments have been made to conform with the assets and liabilities acquired as part of the Agreement.

Balance Sheet Adjustments and Reclassifications: The following table summarizes the adjustments and reclassifications made to ESOL's historical balance sheet to conform to Harsco’s financial statement presentation and to conform with the assets and liabilities acquired as part of the Agreement.

As of December 31, 2019:

(in thousands)	Historical ESOL	Adjustments to Conform to Purchase Agreement		Reclassification		After Adjustments
ASSETS
Current assets:
Trade accounts receivable, net	$133,014	$(4,419)	(a)	$—		$128,595
Other receivables	—	—		121	(b)	121
Inventories	—	—		4,695	(c)	4,695
Prepaid expenses	684	—		(684)	(d)	—
Other current assets	6,173	—		(4,132)	(b) (c) (d)	2,041
Total current assets	139,871	(4,419)		—		135,452
Property, plant and equipment, net	76,547	(1,581)	(a)	—		74,966
Goodwill	229,064	—		—		229,064
Intangible assets, net	180,571	—		—		180,571
Other assets	2,798	—		—		2,798
Total assets	$628,851	$(6,000)		$—		$622,851
LIABILITIES
Current liabilities:
Current maturities of long-term debt	$3,320	$(3,320)	(a)	$—		$—
Accounts payable	37,004	—		452	(e)	37,456
Accrued compensation	—	—		5,831	(f)	5,831
Insurance liabilities	—	—		626	(g)	626
Current portion of advances on contracts	—	—		2,609	(h)	2,609
Current portion of environmental liabilities	—	—		3,394	(i)	3,394
Accrued liabilities	39,772	(9,527)	(a)	(30,245)	(f) (g) (i) (j)	—
Other current liabilities	2,896	—		17,333	(e) (h) (j)	20,229
Total current liabilities	82,992	(12,847)		—		70,145
Long-term debt	480	(480)	(a)	—		—
Deferred income taxes	22,473	—		—		22,473
Long-term environmental liabilities	24,817	—		—		24,817
Other liabilities	7,449	(7,000)	(a)	—		449
Total liabilities	138,211	(20,327)		—		117,884
COMMITMENTS AND CONTINGENCIES
EQUITY
Additional paid-in capital	—	—		504,967	(k)	504,967
Parent company net investment	490,640	14,327	(a)	(504,967)	(k)	—
Total equity	490,640	14,327		—		504,967
Total liabilities and equity	$628,851	$(6,000)		$—		$622,851

(a) Removal of certain assets and liabilities included within the historical ESOL financial statements as of December 31, 2019 that are not transferring to the Company as part of the Acquisition per the terms of the Agreement.
(b) Reclassification of other receivables from other current assets to conform to Harsco’s balance sheet presentation of similar receivables.
(c) Reclassification of inventories from other current assets to conform to Harsco’s balance sheet presentation of inventories.
(d) Reclassification of prepaid expenses to other current assets to conform to Harsco's balance sheet presentation of similar assets.
(e) Reclassification of customer credit balances from other current liabilities to accounts payable to conform to Harsco's balance sheet presentation for customer credit balances.
(f) Reclassification of accrued compensation from accrued liabilities to conform to Harsco's balance sheet presentation of similar liabilities.
(g) Reclassification of insurance liabilities transferring to Harsco from accrued liabilities to conform to Harsco's balance sheet presentation of similar liabilities.
(h) Reclassification of current portion of advances on contracts from other current liabilities to conform to Harsco's balance sheet presentation of similar liabilities.
(i) Reclassification of the current portion of environmental liabilities from accrued liabilities to conform to Harsco's expected balance sheet presentation post- Acquisition.
(j) Reclassification of other liabilities from accrued liabilities to other current liabilities to conform to Harsco's balance sheet presentation.

Exhibit 99.2

(k) Reclassification of parent company net investment to additional paid-in capital to conform to Harsco's balance sheet presentation.

Statement of Operations Adjustments and Reclassifications: The following tables summarize certain adjustments and reclassifications made to ESOL’s historical statement of operations to conform to Harsco’s financial statement presentation and to conform with the assets and liabilities acquired as part of the Agreement.

Year ended December 31, 2019:

(in thousands)	Historical ESOL	Adjustments to Conform to Purchase Agreement		Reclassification		After Adjustments
Revenues from continuing operations:
Service revenues	$568,587	$(15,070)	(a)	$—		$553,517
Total revenues	568,587	(15,070)		—		553,517
Costs and expenses from continuing operations:
Cost of services sold	462,590	(7,901)	(a)	9,232	(d) (g) (h)	463,921
Selling, general and administrative expenses	109,036			(8,755)	(d) (e) (h)	100,281
Other expenses, net	—	—		462	(f) (g) (h)	462
Total costs and expenses	571,626	(7,901)		939		564,664
Operating loss from continuing operations	(3,039)	(7,169)		(939)		(11,147)
Interest expense	(97)	97	(b)	—		—
Other expenses, net	(939)	—		939	(e) (f)	—
Loss from continuing operations before income taxes	(4,075)	(7,072)		—		(11,147)
Income tax (expense) benefit from continuing operations	(409)	1,791	(c)	—		1,382
Loss from continuing operations	$(4,484)	$(5,281)		$—		$(9,765)

(a) Reclassification to remove statement of operations impact of a historical ESOL business that is not transferring to the Company as part of the Acquisition per terms of the Agreement.
(b) Adjustment to remove historical ESOL interest expense directly associated with liabilities that are excluded from the Acquisition per terms of the Agreement.
(c) Adjustments to apply the blended statutory tax rate to the adjustments to conform to purchase agreement.
(d) Reclassification of historical amortization expense from selling, general and administrative expenses to conform to Harsco's statement of operations presentation within cost of services sold.
(e) Reclassification of miscellaneous taxes and fees from other expense, net to conform to Harsco's statement of operations presentation within selling, general and administrative expenses.
(f) Reclassification of other income from other expenses, net to conform to Harsco's statement of operations presentation within other (income) expenses, net included as part of operating loss from continuing operations.
(g) Reclassification of gains from sales of assets from cost of services sold to conform to Harsco's statement of operations presentation within other (income) expenses, net.
(h) Reclassification of severance costs from cost of services sold and selling, general and administrative expenses to conform to Harsco's statement of operations presentation within other (income) expenses, net.

Exhibit 99.2

NOTE 5 - ESTIMATED PURCHASE PRICE AND PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma financial statements include a preliminary allocation of the estimated purchase price of ESOL to the estimated fair values of assets acquired and liabilities assumed at the acquisition date, assuming the Acquisition occurred on December 31, 2019. The final allocation of the purchase price could differ, perhaps materially, from the preliminary allocation as additional information is obtained, estimates are refined, etc.

Estimated purchase price
The following is a summary of the estimated purchase price paid in cash giving effect to the Acquisition as if it had been consummated on December 31, 2019:

(in thousands)	As of December 31, 2019
Estimated purchase price paid in cash at time of the Acquisition	$438,758

Preliminary purchase price allocation
The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been consummated on December 31, 2019:

(in thousands)	As of December 31, 2019
ASSETS
Current assets:
Trade accounts receivable, net	$128,595
Other receivables	121
Inventories	4,695
Other current assets	1,312
Total current assets	134,723
Property, plant and equipment, net	100,300
Right-of-use assets, net	54,244
Goodwill	142,308
Intangible assets, net	171,000
Other assets	352
Total assets acquired	$602,927
LIABILITIES
Current liabilities:
Accounts payable	$37,456
Accrued compensation	5,831
Insurance liabilities	626
Current portion of advances on contracts	2,609
Current portion of operating lease liabilities	16,475
Current portion of environmental liabilities	3,394
Other current liabilities	20,229
Total current liabilities	86,620
Operating lease liabilities	38,187
Deferred income taxes	14,514
Long-term environmental liabilities	24,817
Other liabilities	31
Total liabilities assumed	164,169
Net assets acquired	$438,758

Exhibit 99.2

NOTE 6 - ACQUISITION RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements reflect the following adjustments related to the Acquisition:

(a)	Cash and cash equivalents

Adjustment to cash and cash equivalents for the following:

(in thousands)	As of December 31, 2019
Cash paid for the Acquisition (1)	$(438,758)
Cash paid for transaction costs related to the Acquisition (2) (3)	(28,004)
Adjustment to cash	$(466,762)

(1)	Represents the estimated cash purchase price of the Acquisition as if it had been consummated on December 31, 2019.

(2)
Represents professional fees paid in connection with the Acquisition. Includes $20.8 million of professional fees not recorded in the historical financial statements of Harsco through December 31, 2019 that were adjusted through the unaudited pro forma balance sheet and recorded against retained earnings solely for the purposes of this presentation. As there is no continuing impact of these transaction costs on Harsco's results, the fees are not included in the unaudited pro forma statement of operations.

(3)	Includes $7.2 million of transaction costs that were included as Accounts Payable in the historical results of Harsco at December 31, 2019.

(b)	Other current assets and other assets

Adjustment to remove the carrying value of ESOL's historical capitalized costs to obtain customer contracts, as there is no acquired probable future economic benefit under the acquisition method of ASC Topic 805 - Business Combinations, decreasing other current assets and other assets by $0.7 million and $2.4 million, respectively.

(c)	Property, plant and equipment, net and depreciation expense

Adjustment to the carrying value of ESOL’s property, plant and equipment net book value to the preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to property, plant and equipment, including information used to calculate the pro forma adjustment to depreciation expense:

			Depreciation Expense
(in thousands)	Estimated Useful Life	Fair Value as of December 31, 2019	Year Ended December 31, 2019
Land	N/A	$29,627	$—
Buildings and improvements	16 years	41,182	2,574
Machinery and equipment	6.5 years	20,253	3,116
Vehicles	7.5 years	1,330	177
Office equipment	6.5 years	2,419	372
Software	4 years	1,694	424
Uncompleted construction	N/A	3,795	—
Total plant, property and equipment; and depreciation expense		$100,300	$6,663
Less: ESOL's historical amounts (1)		74,966	7,739
Pro forma adjustment to plant, property and equipment; and depreciation expense		$25,334	$(1,076)

(1)
Excludes the impact of plant, property and equipment; and depreciation expense included within the historical ESOL financial statements as of December 31, 2019 that are not transferring to the Company as part of the Acquisition per the terms of the Agreement.

Exhibit 99.2

Corresponding adjustments were made to depreciation expense in the unaudited pro forma statements of operations as a result of the fair value adjustments to property, plant and equipment as well as changes in useful lives.

Pro forma adjustments related to depreciation expense had the following impacts on cost of services sold and selling, general and administrative expenses:

(in thousands)	Year Ended December 31, 2019
Cost of services sold	$(989)
Selling, general and administrative expenses	$(87)
Total Pro forma adjustment	$(1,076)

The valuations above, including assignment of useful lives, are based on preliminary estimates. Final determination of fair value of property, plant and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property, plant and equipment and the purchase price allocation, which is expected to be finalized during the measurement period.

With all other assumptions held constant, a 10% change to the fair value of the property, plant and equipment would result in an increase or decrease to depreciation expense of $0.7 million annually.

(d)	ASC Topic 842 - Leases adoption; Right-of-use assets, net; Current portion of operating lease liabilities; Operating lease liabilities; and Other liabilities

The audited historical financial statements of ESOL as of and for the twelve months ended December 31, 2019 did not reflect the adoption of ASC Topic 842 - Leases. These adjustments recognize ESOL's historical leases on the pro forma balance sheet to conform with Harsco's accounting policies under ASC Topic 842 - Leases.

(e)	Goodwill

Adjustment to goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets, net of liabilities, as shown in Note 5 – Estimated Purchase Price and Preliminary Purchase Price Allocation. The adjustment is the difference between the estimated goodwill acquired of $142.3 million and the amount recorded in ESOL’s historical financial statements of $229.1 million. The goodwill created in the Acquisition is not deductible for tax purposes.

The adjustment to goodwill is preliminary and subject to change based upon final determination of the fair value of underlying net tangible and identifiable intangible assets acquired net of liabilities assumed and finalization of the purchase price.

(f)	Intangible assets, net and amortization expense

Adjustment to the carrying value of ESOL’s intangible assets net book value to the preliminary estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to intangible assets, including information used to calculate the pro forma adjustment to amortization expense:

			Amortization Expense
(in thousands)	Estimated Useful Life	Fair Value as of December 31, 2019	Year Ended December 31, 2019
Permits and rights	18 years	$144,000	$8,000
Customer relationships	8 years	24,000	3,000
Non-compete agreements	4 years	3,000	750
Total intangible assets, net and amortization expense		$171,000	$11,750
Less: ESOL's historical amounts		180,571	9,142
Pro forma adjustment to intangible assets, net and amortization expense		$(9,571)	$2,608

Exhibit 99.2

Corresponding adjustments were made to amortization expense in the unaudited pro forma statements of operations as a result of the fair value adjustments to intangible assets as well as changes in useful lives.

The valuations above, including assignment of useful lives, are preliminary and final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation.

With other assumptions held constant, a 10% change to the fair value of the acquired finite live intangible assets would result in an increase or decrease to amortization expense of $1.2 million annually.

(g)	Accounts payable and transaction costs

Adjustment to remove $7.2 million of unpaid transaction costs related to the Acquisition that were historically recorded by Harsco at December 31, 2019 but are being presented in the unaudited pro forma balance sheet as being paid in cash on December 31, 2019 (refer to Note 6(a)). A corresponding adjustment to remove $7.3 million of transaction costs ($0.1 million was paid at December 31, 2019) was made to the unaudited pro forma statement of operations to eliminate one-time non-recurring transaction costs directly attributable to the Acquisition.

(h)	Deferred income taxes and other liabilities

Adjustments to deferred tax assets and liabilities include $8.0 million deferred tax liabilities reduction resulting from the preliminary purchase price allocation. Additionally, deferred tax liabilities recorded historically in Other liabilities on the Harsco balance sheet, were reclassified to deferred income taxes in order to conform to the new presentation, resulting in a net adjustment of $16.1 million.

(i)	Stockholders' equity

Adjustment to eliminate the historical stockholders’ equity of ESOL. Adjustment also includes $20.8 million of transaction costs that are presented on the unaudited pro forma balance sheet which were not accrued as of December 31, 2019. These costs are being presented in the unaudited pro forma balance sheet as being paid in cash on December 31, 2019 (refer to Note 6(a)). No corresponding adjustment was made to the unaudited pro forma statement of operations as these are one-time non-recurring transaction costs which are directly attributable to the Acquisition.

(j)	Service revenues

Adjustment to reflect the future management fee associated with the revenue of the Health Care Services business of ESOL, payable to Stericycle, Inc, as part of the Acquisition.

(k)	Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 25.3% for ESOL, as these pro forma adjustments have an impact on ESOL's statement of operations. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.

Exhibit 99.2

NOTE 7 - FINANCING RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements reflect the following adjustments related to the borrowings utilized to fund the Acquisition:

(a)	Cash and cash equivalents; and long-term debt, including deferred financing costs

The following is a summary of the adjustment to cash and cash equivalents; and long-term debt, including deferred financing costs, giving effect to the financing transactions as if they had been consummated on December 31, 2019:

(in thousands)	As of December 31, 2019
Proceeds from New Term Loans	$280,000
Deferred financing costs	(1,938)
Proceeds from Harsco's Revolving Credit Facility	188,700
Total adjustment to cash	$466,762

(b)	Interest expense

Adjustment to interest expense consists of the following:

(in thousands)	Year ended December 31, 2019
Record interest expense related to the New Term Loan (1)(2)	$12,711
Record interest expense on Revolving Credit Facility (1)(2)	8,566
Record amortization of new deferred financing fees related to the New Term Loan (3)	482
Total adjustment to interest expense	$21,759

(1)	The amount of interest expense for the New Term Loan and existing Revolving Credit Facility is calculated using the blended interest rate of 4.54%.

(2)
Based upon the balance of the Company’s Term Loan Facility and Revolving Credit Facility after the Transactions, a 0.125% change to the interest rate would result in an increase or decrease to interest expense of $0.6 million annually.

(3)	Deferred financing fees represent debt issuance costs for the notes and are amortized over the contractual term of the related indebtedness.

(c)	Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 26.5% for Harsco, as these pro forma adjustments have an impact on Harsco's statement of operations. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.